Exhibit 21.1

Subsidiaries of the Company

Name	Incorporated	Names Under Which Subsidiary does Business
Interleukin Genetics Laboratory Services, Inc	Delaware	N/A
AJG Brands, Inc	Delaware	Alan James Group